UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A

Proxy Statement pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant   ☑

Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential for use of the Commission
☑ Definitive Proxy Statement	only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) of §240.14a-12

COROWARE, INC.
(Name of Registrant as Specified in its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): Prox

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount in which the filing fee is calculated and state how it was determined).

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1410 Market Street, Suite 200
Kirkland, WA 98033
 (800) 641-2676.
August 1, 2011

Dear Shareholders:

As you all know, during the past several years, CoroWare, Inc. (the “Company”) has undergone remarkable changes.  We expanded the breadth of information technology consulting, grew its mobile robotics product line, and launched a range of enterprise collaboration products, solutions and subscription services.  As well, we deliver custom engineering services, hardware and software products, and subscription services to customers in North America, Europe, Asia and the Middle East.  Moreover, our customers now span multiple industry sectors and comprise universities, software and hardware product development companies, and non-profit organizations.

In essence, we have transformed what had been a consulting services and mobile robotics company into a software technology company expanding into broad based business and consumer applications in a wide range of software technologies including its growing subscription based conferencing and collaboration business.

In addition, the Company has been reducing its considerable outstanding legacy convertible debenture debt that continues to burden the Company’s balance sheet and our organization, and is actively discussing potential forbearance and workout plans with related parties.

In order to achieve our plan for sustainable growth in the coming two years, the Company shall further:

●	Grow its IT Consulting Services business by focusing on Operational Business Intelligence (OBI) consulting services, which help organizations, manage and optimize their daily business processes
●	Expand its mobile robotics business by focusing on Rescue Robotics with university, government and commercial customers.
●
Develop the breadth of its enterprise collaboration products and services in order to address the needs of social networking industry players, multi-level marketing organizations, small and medium sized businesses, and enterprise customers

We are delivering you this proxy statement with regard to our upcoming Special Meeting of Stockholders, which is scheduled to be held on August 19, 2011. At this meeting, we will be asking shareholders to vote on a proposal for a reverse stock split of the issued and outstanding shares of our common stock at a ratio of up to 1-for-twenty.  The ratio shall be determined by a majority vote of the Board of Directors of CoroWare, Inc. upon receiving majority approval from the shareholders of CoroWare, Inc.

For example, a reverse split of 1-for-twenty – if adopted by the Board of Directors - would mean that for every twenty shares you own, those shares will be converted into one equivalent share. In theory, the value of that one share should be worth twenty times what it was before the reverse split. As illustrated in this example, if you own 3,000,000 shares of COWI.OB at a market price of $.0002 per share with a total value of $1,500.00 before the reverse split, you will receive 150,000 shares of COWI.OB at a market price of $.004 per share with a total value of $1,500.00.

CoroWare’s Board of Directors, the senior management team and I believe a reverse split will create a more stable capital structure and will enable CoroWare to achieve continued growth by:
●
bringing the number of shares outstanding to a more realistic, manageable and attractive level, which should help generate investor interest in CoroWare, and will help CoroWare attract and retain employees;

●
using available shares to raise the growth capital necessary to fund future growth through acquisitions and joint ventures, and to finance further product development necessary to achieve higher levels of sales and profits; and

●	building a stronger capital base with institutional and other large scale investors that can help the Company pursue additional strategic alliances.

Although we can provide no assurance that the reverse split will indeed lead directly to our goals, the Board of Directors and senior management team believe that it is a necessary step.

All of these activities will require capital — growth capital — and we see the reverse split as a key step in realigning the shares outstanding to be at a more balanced and reasonable level which may attract more investors to appreciate the value proposition of our Company as a long term investment.

In closing, I strongly believe we need to reduce the number of outstanding shares to continue our growth plan and increase our stockholders’ value. Therefore, I kindly ask for your support as we move towards continuation of our growth strategy.

Kindest regards,

/s/ Lloyd T. Spencer, Chief Executive Officer

[THE REST OF THIS PAGE INTENTIALLY LEFT BLANK]

CoroWare, Inc.

Special Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Meeting”) of CoroWare, Inc., a Delaware corporation (the “Company”), will be held on August 19, 2011 at 11:00 A.M. Pacific Standard Time at The Heathman Hotel, 220 Kirkland Avenue, Kirkland, Washington 98033, for the following purposes:

1.
To effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to October 30, 2011 at a ratio of up to one-for-twenty (1:20) (Proposal 1).

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof (Proposal 2).

Your vote is very important.  All stockholders are cordially invited to attend the Special Meeting.  Whether or not you plan to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible

To assure your representation at the Special Meeting of Stockholders, we ask that you vote as promptly as possible.  Your stock will be voted in accordance with the instructions you give in your proxy.  You may revoke your proxy at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of the Company a written revocation bearing a later date or by attending and voting in person at the Special Meeting.

Only stockholders who own shares of our common stock at the close of business on August 1, 2011 are entitled to notice of and to vote at the special meeting.

You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

You may also vote in person at the special meeting, even if you use the option listed above.

We have enclosed with this Notice of Special Meeting, a proxy statement, a form of proxy.

By Order of the Board of Directors

/s/ Shanna Gerrard
Shanna Gerrard
Corporate Secretary

Kirkland, Washington
July 28, 2011

COROWARE, INC.
1410 Market Street, Suite 200
Kirkland, Washington  98033
(Tel) (800) 641-2676, option 4

PROXY STATEMENT FOR 2011 SPECIAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our August 19, 2011 special meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement and the form of proxy will be mailed to all stockholders on or about August 4, 2011.

INFORMATION ABOUT THE SPECIAL MEETING

WHEN IS THE SPECIAL MEETING?

August 19, 2011, 11:00 a.m. Pacific Standard Time

WHERE WILL THE SPECIAL MEETING BE HELD?

The meeting will be held at The Heathman Hotel, 220 Kirkland Avenue, Kirkland, Washington 98033.  (425) 284-5800.

WHAT ITEMS WILL BE VOTED UPON AT THE SPECIAL MEETING?

You will be voting on the following matters:

1.
AMENDMENT OF CERTIFICATE OF INCORPORATION. To approve a proposal to amend our Certificate of Incorporation, as amended, to effect up to a one-for-twenty reverse split of our outstanding shares of common stock.

2.
OTHER BUSINESS. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on August 1, 2011 will be entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. You are entitled to one vote for each share of common stock held on that date. On August 1, 2011, there were 762,784,541 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT UP TO A ONE-FOR-TWENTY REVERSE SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to Worldwide Stock Transfer, LLC, the Company’s Registrar and Transfer Agent, at 433 Hackensack Avenue, Level L, Hackensack NJ 07601. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the special meeting, we will vote your shares as you direct. For each item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

●
“FOR” the authorization to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of up to one-for-twenty (1:20) (Proposal 1).

If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the special meeting by:

1.	Submitting another proxy by mail with a more recent date than that of the proxy first given;
2.	Sending written notice of revocation to Worldwide Stock Transfer, LLC, the Company’s registrar and transfer agent, at 433 Hackensack Avenue, Level L, Hackensack NJ 07601; or
3.
Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A “QUORUM” FOR THE SPECIAL MEETING?

A majority of the outstanding shares of the Company common stock entitled to vote at the special meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the special meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the special meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

•
The proposal to amend our Certificate of Incorporation, as amended, to effect up to a one-for-twenty reverse (1:20) split of our outstanding shares of common stock will require an affirmative vote of the majority of the issued and outstanding shares of common stock.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHY DOES THE COMPANY NEED TO HOLD THIS VOTE RELATING TO THE PROPOSED REVERSE STOCK SPLIT?

Our board of directors has determined that an amendment to our Certificate of Incorporation to effect a one-for-twenty reverse stock split is necessary to support the Company’s market price and is in the best interests of the Company’s stockholders. Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our Certificate and submit the amendment to stockholders for approval. Accordingly, our board of directors is requesting your proxy to vote “FOR” Proposal No. 1 to amend our Certificate of Incorporation.

WHAT VOTE IS REQUIRED TO APPROVE THE REVERSE STOCK SPLIT?

The proposal must be approved by the holders of a majority of the outstanding shares of our common stock.

WHAT EFFECT WILL THE REVERSE STOCK SPLIT HAVE ON OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK?

If the reverse stock split is approved by our stockholders, the Company will exchange one new share for up to twenty outstanding shares. As a result, when the reverse stock split becomes effective, the Company will have up to one-twentieth as many outstanding shares. We will round up fractional shares to the next whole share. The reduction in the number of outstanding shares of common stock caused by the reverse split is anticipated initially to increase the market price of the common stock. However, because some investors may view the reverse split negatively, there can be no assurance that the market price of the common stock after the proposed reverse split will adjust to reflect the conversion ratio (e.g., if the market price is $0.0002 before the reverse split and the selected ratio is one new share for every twenty shares outstanding there can be no assurance that the market price immediately after the reverse split will be $0.004 ($0.0002 multiplied by twenty), or that any price gain will be sustained in the future.

WHAT ARE THE MECHANICS OF THE REVERSE STOCK SPLIT?

Assuming the reverse stock split is approved by our stockholders, this is how it will work:

●
If your shares are held in “street name”—that is, through an account at a brokerage firm, bank, dealer, or other similar organization—the number of shares you hold will automatically be adjusted to reflect the reverse stock split.

●
If your shares are registered directly in your name with our transfer agent, upon the surrender your certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to you until you have surrendered your outstanding certificate(s) together with the properly completed and executed letter of transmittal to our transfer agent

Whether your shares are held in street name or directly, all fractional shares shall be rounded up to the next whole number of shares.

ARE THERE ANY DISSENTER’S RIGHTS OR APPRAISAL RIGHTS?

Pursuant to applicable Delaware law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Meeting.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2011 SPECIAL MEETING DUE?

Any stockholder proposals for the 2011 special meeting must be received by us, directed to the attention of the Company’s Chief Executive Officer, Mr. Lloyd T. Spencer, Coroware, Inc., 1410, Market Street, Suite 200, Kirkland, Washington 98033, no later than August 2, 2011. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Schedule 14A under the Securities Exchange Act of 1934.

PROPOSAL NO. 1 – UP TO ONE FOR TWENTY REVERSE SPLIT
(ITEM 1 ON THE PROXY CARD)

AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

 TO EFFECT UP TO A ONE-FOR-TWENTY REVERSE SPLIT OF OUR COMMON STOCK

Our board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation, as amended, also referred to as the Charter, that would effect up to a one-for-twenty reverse split of our common stock. The authorized shares of our common stock will not be affected. Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our Charter and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares of our common stock is required to approve Proposal No. 1.

The form of the proposed amendment to our Charter to effect the reverse stock split is attached to this Proxy Statement as Annex A. The amendment will effect up to a one-for-twenty reverse split of the issued and outstanding shares of our common stock. The reverse stock split may not have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

Reasons for the Reverse Stock Split

Our board of directors has determined that an amendment to our Certificate of Incorporation to effect up to a one-for-twenty reverse stock split is necessary to support the Company’s market price and is in the best interests of the Company’s stockholders. Our board of directors believes that, in addition to increasing the price of our common stock, the reverse stock split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, we believe that effecting the reverse stock split would be in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

Effect on Existing Shares of Common Stock

The proposed reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock would not be affected by a reverse stock split, other than as a result of rounding up fractional shares to the next whole number.   The below table illustrates a 1:20 reverse stock split with respect to the number of shares of the Company's common stock currently authorized, currently issued and outstanding, and currently authorized but unissued.

	Pre-Reverse	Post Reverse
Authorized Shares	900,000,000	900,000,000
Issued and Outstanding Shares	762,784,541	38,139,227
Authorized but unissued	137,215,459	861,860,773

The exact stock split ratio shall be determined by a majority vote of the Board of Directors of CoroWare, Inc. upon receiving majority approval from the shareholders of CoroWare, Inc.

Since the reverse stock split will result in increased available shares, it may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of the Company views this proposal as an anti-takeover measure, the Company could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate of Incorporation would not receive the requisite vote.  Our Certificate of Incorporation already includes authorization of preferred stock, which can also be seen as an anti-takeover measure, and our Board of directors can designate the rights, preferences, privileges and restrictions of series of preferred stock without further shareholder action.  Cumulative voting is not provided for in our Certificate of Incorporation or Bylaws, which also may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders rights plans, or so-called poison pills.  Further, there are no other plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Company intends to consider issuing shares for the purposes of attracting private financing through S-1 registrations and addressing convertible debt obligations that the Company entered into.  The following table sets forth the contractual obligations of the Company as of March 31, 2011:

	Payments due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Convertible debt	$2,292,410	$2,292,410	$-	$-	$-
Notes payable	263,133	263,133	-	-	-
Total	$2,555,543	$2,555,543	$-	$-	$-

During 2006, the Company issued 10% secured convertible debentures in the aggregate principal amount of $2,825,000, net of deferred financing costs of $263,143 to Yorkville.  By amendment dated March 20, 2008, the interest rate was increased to 14%.

The Debentures matured on the third anniversary of the date of issuance and are currently in default. Yorkville continues to convert the balances outstanding into shares of CoroWare common stock at the lower of $6.00 or 85% of the 30-day VWAP. CoroWare’s obligations under the debentures are secured by substantially all of CoroWare’s assets and those of our wholly owned subsidiary, Coro Ware Technologies, Inc.

Effective October 25, 2007, CoroWare entered into another Securities Purchase Agreement with Yorkville under which we issued our 12% secured convertible debentures in the aggregate principal amount of $600,000, net of deferred financing costs of $75,000.  The interest rate of these debentures was also raised to 14% under the March 20, 2008 amendment.

The debentures mature on the third anniversary of the date of issuance. Yorkville may, at any time, convert amounts outstanding under the Debentures into shares of CoroWare common stock at the lower of $6.00 or 85% of the 30-day VWAP.  We may elect to pay in cash plus a conversion premium of 12% plus accrued interest. Our obligations under the Purchase Agreement are secured by substantially all of our assets and those of our wholly owned subsidiary, Coro Ware Technologies, Inc.

On March 20, 2008, CoroWare entered into another Securities Purchase Agreement with Yorkville under which we issued (i) 14% Secured Convertible Debentures in the aggregate principal amount of $300,000 due on March 20, 2010 and (ii) warrants to purchase 10,000,000 shares of common stock.

The 2008 debentures are convertible into shares of CoroWare common stock at $6.00 per share.  They are payable in monthly installments each equal to the lesser of (a) $13,044 and (b) the principal amount under the debenture as of such installment date. These debentures matured on March 20, 2010 and are currently in default.  The warrants issued in connection with these 2008 debentures are to purchase 33,333 shares of common stock have an exercise price of $6.00 per share. The warrants have a term of five (5) years and are exercisable on a cash basis.

Additionally, the Company entered into an amendment agreement (the “Amendment Agreement”) with Yorkville, which amends all outstanding debentures, including (i) Secured Convertible Debenture due July 20, 2009 (#IVHG-2-1) issued on July 20, 2006, as amended in the original principal amount of US$1,250,000, (ii) Secured Convertible Debenture due August 22, 2009 (#IVHG-2-2) issued on August 22, 2006, as amended in the original principal amount of US$575,000. (iii) Secured Convertible Debenture due December 7, 2009, (#IVHG-2-3) issued on December 7, 2006, as amended in the original principal amount of US$1,000,000., and (iv) Secured Convertible Debenture due November 2, 2010, (#INRA-1-1) issued on November 2, 2007, as amended in the original principal amount of US$600,000 (collectively, the “ Prior Debentures”) held by Yorkville with the following:

●	interest will accrue on the outstanding principal balance of each of the Prior Debentures at an special rate equal to fourteen percent (14%) effective as of the date hereof;
●	the conversion price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the conversion date.

Effective December 31, 2010, Yorkville Advisors transferred a 46.3% portion of Tranche 1 of the $2,825,000 debenture to a third party.  The assignment aggregated $568,263, representing $341,123 of unpaid principal and $227,140 of accrued interest.  At that time, there was no accounting impact for CoroWare as it was merely an assignment between debt holders.  On March 18, 2011, the third party debt holder that received the 46.3% share modified the terms of the debenture such that the interest rate was lowered from 14% to 5% and the maturity date was extended until March 18, 2013.  Simultaneously, the conversion rate on the debenture was modified from 85% of the 30 day Volume Weighted Average Price (“VWAP”) to 65% of the 30 day VWAP.

In addition, commencing with the effective date of the reverse stock split, all outstanding derivative securities, unless the amount of shares that such security is convertible into is protected against stock splits, entitling the holders thereof to purchase shares of the Company’s common stock will entitle such holders to receive, upon exercise or conversion of their derivative security, 1/twentieth of the number of shares of the Company’s common stock which such holders may purchase upon exercise or conversion of their derivative securities. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding derivative securities will be increased by a multiple of up to twenty unless the exercise or conversion price is protected against stock splits.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of common stock will be as follows:

(i)	Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.
(ii)	Except as explained in (v) below, the tax basis of the post-split shares will equal the tax basis of the pre-split shares exchanged therefore.
(iii)	Except as explained in (v) below, the holding period of the post-split shares will include the holding period of the pre-split shares if such pre-split shares were held as capital assets.
(iv)	The conversion of the pre-split shares into the new shares will produce no taxable income or gain or loss to the Company.
(v)
The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by the Company’s stockholders, would become effective on the date (the “Effective Date”) of filing of a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware. It is expected that such filing will take place on or shortly after the date of the Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, and the board of directors. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the amendment, the board of directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders. The Company’s authorized shares of our common stock will not be affected.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split described in this Proposal No. 1, and we will not independently provide our stockholders with any such rights.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND
OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT UP TO
A ONE-FOR-TWENTY REVERSE SPLIT OF OUR COMMON STOCK

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ LLOYD T. SPENCER
Lloyd T. Spencer
Chief Executive Officer

Dated: July 28, 2011
Kirkland, Washington

ANNEX A
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
COROWARE, INC.

The undersigned, being the Chief Executive Officer of COROWARE, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1.  The name of the Corporation (hereinafter referred to as the “Corporation”) is Coroware, Inc.

2.  The certificate of incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of Article Fourth:

“By Resolution of the Board of Directors and majority vote of the Shareholders, the Company shall reverse-split its common shares, up to a 1-for-20 share ratio, with up to every 20 shares currently issued and outstanding shares of the Company’s common stock being replaced by at least 1 new share of post-split common stock. Par value shall remain unchanged and fractional shares shall be replaced by a single new share. All other rights and privileges of the common stock shall remain unchanged. Preferred stock and the authorized common stock shall not be affected by this amendment.”

3.  The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation’s Certificate of Incorporation, as amended, to be signed by Lloyd T. Spencer, its Chief Executive Officer this ___ day of ________, 2011.

COROWARE, INC.

By:      ______________________________

Name:           Lloyd T. Spencer

Title:           Chief Executive Officer

A-1

PROXY
COROWARE, INC.
SPECIAL MEETING OF STOCKHOLDERS - TO BE HELD
August 19, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints LLOYD T. SPENCER with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on August 19, 2011, at 11:00 A.M., Pacific Standard Time, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Proposal No. (1) - Ballot with Respect to the Amendment to the Company’s Certificate of Incorporation so as to consolidate the outstanding Common Shares of the Company on up to a one-for-twenty (1:20) basis.

The ratio shall be determined by a majority vote of the Board of Directors of CoroWare, Inc. upon receiving majority approval from the shareholders of CoroWare, Inc.

I/We hereby vote all the shares of the Company that I/we am/are entitled to vote either in person or by proxy at the Meeting, for or against the adoption of the following resolution:

RESOLVED, that the Amendment to the Company’s Certificate of Incorporation so as to consolidate the outstanding Common Shares of the Company on up to a one-for-twenty (1:20) basis is, approved, ratified and confirmed.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. (2) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

FOR ☐ AGAINST ☐ ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for proposal (1). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement relating to the Special Meeting.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ _______________________________ ] DATE: _____________, 2011	DATE: ___________, 2011 Signature (Joint owners) [____________________________________]